                                                                   EXHIBIT 10.11

                          NATIONAL BANK OF CANADA and
                        NATIONAL CANADA BUSINESS CORP.

         INVENTORY AND ACCOUNTS RECEIVABLE LOAN AND SECURITY AGREEMENT

                                                               November 20, 1998

VIRTU COMPANY, the debtor hereunder (hereinafter called the "Borrower") for valuable consideration, receipt whereof from NATIONAL BANK OF CANADA ("Bank"), a commercial banking institution organized and existing under the laws of Canada with a United States branch office located in New York, New York, and from NATIONAL CANADA BUSINESS CORP. ("NCBC"), a Delaware corporation having its principal place of business in New York, New York, with an office located in Cleveland, Ohio (the Bank and NCBC being herein collectively called the "Lender") is hereby acknowledged, hereby grants to NCBC (individually and as agent for Bank) the secured party hereunder, a continuing security interest in the following (collectively the "Collateral"):

     (a) All of the Borrower's accounts, accounts receivable, chattel paper, instruments and other obligations of any kind, whether or not evidenced by an instrument or chattel paper, and whether or not it has been earned by performance (collectively hereinafter referred to as "Accounts" or "Accounts Receivable"), whether now or hereafter existing, arising out of or in connection with the sale or lease of goods or the rendering of services or otherwise, and all rights now or hereafter existing in and to all security agreements, leases and other contracts securing or otherwise relating to any such Accounts;

     (b) All of the Borrower's inventory and goods in all of its forms, wherever located and whether now or hereafter existing, and all accessions thereto and products thereof, including raw materials, materials awaiting manufacture, work-in-process, finished products, tangible property, stock in trade, wares, packing and shipping materials, goods which have been returned to, repossessed by, or stopped in transit by Borrower, materials used or consumed in Borrower's business, any documents of title representing any of the above, and Borrower's books and records relating to any of the foregoing (collectively hereinafter referred to as "Inventory");

     (c) All warehouse receipts, bills of lading and other documents of title of every kind and character, now or at any time hereafter evidencing or representing all or any part of goods sold in the ordinary course to Borrower's customers;

     (d) All claims for tax refunds, whether now existing or hereafter arising, of the Borrower against any city, county, state or federal government or any agency or authority or other subdivision thereof, and the proceeds thereof;

     (e) All contract rights and general intangibles (collectively hereinafter referred to as "General Intangibles") of every kind, character and description, both now owned and hereafter acquired, including, without limitation, goodwill, copyrights, licenses, trademarks, trade styles, trade names, patents, patent applications, deposit accounts, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, infringement claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, life insurance policies, and insurance premium rebates;

     (f) All books and records (including customer lists, ledger and account cards, computer tapes, discs and printouts, and other computer materials and records), together with all file cabinets and other containers, equipment or furnishings in or on which such books and records are located, whether now in existence of hereafter created or acquired;

     (g) All machinery, equipment, furniture, fixtures, molds, vehicles, trucks, trailers, rolling stock and other fixed assets whether now in existence or hereafter created or acquired; and

     (h) All proceeds ("Proceeds") of every kind and nature of any and all of the foregoing Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Lender is the loss payee thereof), any indemnity, warranty, or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, and including, without limitation, all monies due or to become due in connection with any of the Collateral, guaranties and security for the payment of such monies, the right of stoppage in transit, and all returned or repossessed goods arising from a sale or lease thereof. (Although Proceeds are covered, Lender does not authorize the sale or other transfer of any of the Collateral or the transfer of any interest in the Collateral);

in each case, whether now owned or hereafter acquired by the Borrower and howsoever its interest therein may arise or appear (whether by ownership, lease, security interest, claim, or otherwise) and in the products and proceeds thereof.

     The security interest granted hereby is to secure payment and performance of all debts, liabilities and obligations of Borrower to the Lender hereunder and also any and all other debts, liabilities and obligations of Borrower to Lender of every kind and description, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including without limiting the generality of the foregoing, the obligations of Borrower under the Cognovit Unconditional Guaranty of even date herewith given to Lender, and any debt, liability or obligation of Borrower to others, which Lender may have obtained by assignment or otherwise, and further, including, without limitation, all interest upon any of the foregoing and all fees, charges, and expenses including reasonable attorney's fees, incurred by Lender in connection with the foregoing (all hereinafter sometimes collectively called "Obligations"). Lender's security interest in the Collateral shall attach to all Collateral without further act on the part of Lender or Borrower.

     1.  BORROWER'S NAME AND PLACES OF BUSINESS. Borrower warrants that Borrower
         --------------------------------------
has no places of business other than that shown at the end of this Agreement, unless other places of business are listed immediately below, in which event Borrower represents that it has additional places of business at the following locations and none other:

         Virtu Company, Highway Auto (Lake Co. Auto Sales and Leasing)
                              1221 Mentor Avenue
                            Painesville, Ohio 44077

The office where Borrower keeps its records concerning its Accounts, General Intangibles, contract rights and other property, and the Borrower's chief executive office is located at:

                                 Virtu Company
                               1300 East Street
                          Fairport Harbor, Ohio 44077

All Inventory presently owned by Borrower is or will be stored at the two (2) locations described immediately above.

Borrower will promptly notify Lender in writing of any change in the location of any place of business or the location of any Inventory or the establishment of any new place of business or location of Inventory or chief executive office or office where its aforesaid records are kept which would be shown in this Agreement if it were executed after such change.

     Borrower further warrants that its full name is as set forth above and that it does not do business under any tradename other than Virtu, Inc. and OurPets Company. Except as set forth below, Borrower did not at any time during the immediately preceding five years have any name other than its current name or do business under any tradename other than as set forth above. Borrower's prior name(s) or tradename(s) during the immediately preceding five years were as follows:

                                  Virtu, Inc.

     Borrower will give Lender prompt written notice upon Borrower changing its name or doing business under any tradename(s) other than those currently used by it and set forth above.

     2.  BORROWER'S ADDITIONAL REPRESENTATIONS AND WARRANTIES. Borrower
         ----------------------------------------------------
represents and warrants to Lender that:

        (a) Borrower is a corporation duly organized and existing under the laws of the State of Ohio and is duly qualified and in good standing in every other state in which it is doing business.

        (b) The execution, delivery and performance hereof are within the Borrower's corporate (or other) powers and authority, have been duly authorized, are not in contravention of law or the terms of the Borrower's charter, by-laws or other incorporation papers (or other instruments of organization), or of any indenture, agreement or undertaking to which the Borrower is a party or by which it or any of its properties may be bound.

        (c) Borrower's charter (or other instruments of organization for example, Certificate or Articles of Incorporation) and all amendments thereto have been duly filed and are in proper order. All capital stock (or other equity interests) issued by Borrower and outstanding was and is properly issued and all books and records of Borrower, including but not limited to its minute books, by-laws and books of account, are accurate and up to date and will be so maintained.

        (d) There are no actions or proceedings pending by or against Borrower before any court or administrative agency and Borrower has no knowledge or notice of any pending, threatened or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving Borrower, except for ongoing collection matters in which Borrower is the plaintiff. If any of the foregoing arise during the term of this Agreement, Borrower shall promptly notify Lender in writing.

        (e) Borrower has good and marketable title to the Collateral, free and clear of liens, claims, security interests or encumbrances, except for the security interests granted to Lender by Borrower, those disclosed in the UCC searches obtained by Lender, and any security interest which Borrower has disclosed in writing to Lender and to which Lender has given its prior written consent.

        (f) Borrower has duly complied with, and its properties, business operations and leaseholds are in compliance in all material respects with, the provisions of all federal, state and local laws, rules and regulations applicable to Borrower, its properties or the conduct of its business, including, without limitation, all environmental laws and ERISA laws, and there have been no citations, notices or orders of noncompliance issued to Borrower under any such law, rule or regulation. Borrower holds all licenses, permits, franchises, approvals and consents as are required in the conduct of its business and the ownership and operation of its properties.

        (g) All Accounts represent bona fide sales of goods and/or services for which Borrower has an unconditional right to payment. None of the Accounts are subject to any rights of offset, counterclaim, cancellation or contractual rights of return, not in the ordinary course of business. All Inventory is now and at all times hereafter shall be of good and merchantable quality, free from defects.

        (h) All financial statements relating to Borrower which have been or may hereafter be delivered by Borrower to Lender have been prepared in accordance with GAAP and fairly present Borrower's financial condition as of the date thereof and Borrower's results of operations for the period then ended. There has been no material adverse change in the financial condition of Borrower since the date of the most recent of such financial statements submitted to Lender.

        (i) Borrower at all times hereafter shall maintain a standard and modern system of accounting in accordance with GAAP with records pertaining to the Collateral which contain information as may from time to time be requested by Lender.

        (j) Borrower is now and shall be at all times hereafter solvent and able to pay its debts (including trade debts) as they mature.

        (k) Borrower's accounting systems are Year 2000 compliant.

        (l) At the time of closing, after considering required advances for the repayment of Metropolitan Bank, past due trade payables and all other past due obligations, Borrower shall have a minimum unused borrowing availability under this credit facility with Lender of Twenty Five Thousand and 00/l00 Dollars (U.S. $25,000.00) or an aggregate minimum unused borrowing availability under this credit facility and Lender's credit facility with Sanar Manufacturing Company of Fifty Thousand and 00/l00 Dollars (U.S. $50,000.00).

        (m) At the time of closing, Borrower shall have obtained landlord waivers and mortgagee waivers acceptable to Lender for Borrower's places of business located in Fairport Harbor, Ohio and Painesville, Ohio.

        (n) At the time of closing, Borrower shall have delivered secured guaranties acceptable to Lender from Steven Tsengas, OurPet's Company and Sanar Manufacturing Company.

        (o) Each warranty, representation and agreement contained in this Agreement shall be automatically deemed repeated with each advance and shall be conclusively presumed to have been relied on by Lender regardless of any investigation made or information possessed by Lender. The warranties, representations and agreements set forth herein shall be cumulative and in addition to any and all other warranties, representations and agreements which Borrower shall now or hereafter give, or cause to be given, to Lender.

     3. LOANS. (a) Subject to the terms and provisions of this Agreement, Lender
        -----
will make such loans to Borrower as from time to time Lender elects to make which are secured by Borrower's Collateral and the proceeds thereof. The aggregate unpaid principal of all such loans outstanding at any one time shall not exceed the lesser of (a) One Million and 00/l00 Dollars (U.S. $l,000,000.00) (the "Advance Limit") or (b) Eighty percent (80.0%) of the unpaid face amount of Qualified Accounts, as defined below, (or such other percentages thereof as may from time to time be fixed by the Lender upon notice to Borrower), plus Fifty percent (50.0%) of the cost or market value, whichever is lower, of all Eligible Inventory, as defined below, (hereinafter called the "Inventory Value"), but in no event shall Inventory Value be in excess of Four Hundred Thousand and 00/l00 Dollars (U.S. $400,000.00). The sum produced by applying at any given time the then prevailing percentages to the Inventory Value and to the total of Qualified Accounts is herein called the "Borrowing Base". All such loans shall bear interest, and where appropriate under the Lender's prevailing policy shall bear a service charge at the rate agreed on from time to time by the parties, which shall be conclusively evidenced by the Lender's records of disbursements and repayments. The Borrower's loans are presently evidenced by that certain Cognovit Secured Revolving Credit Note ("Secured Note") bearing even date herewith. The unpaid principal balances of the Borrower's loans shall bear interest from the date hereof upon disbursed and unpaid principal balances (calculated on the basis of a year of 360 days) at a rate per annum which shall, from day to day, be equal to Two percent (2.0%) per annum, plus the rate for commercial loans announced from time to time in the United States as its prime rate ("Prime Rate") by Bank, each change in the rate to be charged hereon to become effective, without notice to the Borrower, on the effective date of each change in the Prime Rate, and interest shall be payable monthly in arrears on the first day of each month, commencing on the first day of December, 1998. The Prime Rate is a reference rate and is not necessarily the lowest rate charged by Lender or Bank for extensions of credit. The Bank's Prime Rate is, as of the date hereof, Eight percent (8.0%) per annum. Lender may, at its option, add such interest and all Lender expenses to Borrower's loan account with Lender, which amounts shall thereafter accrue interest at the rate then applicable under this Agreement. Lender agrees to reduce the then-applicable interest rate by One-Half percent (0.50%) at such time, and only for so long as, Borrower and Sanar Manufacturing Company have achieved net income of Seven Hundred Fifty Thousand and 00/100 Dollars (U.S. $750,000.00) on a consolidated basis in fiscal year 1999 based upon their CPA-prepared year-end financial statement. All such loans shall be payable on demand or, if no demand then, on the Termination Date as that term is defined in the Secured Note. All unpaid principal balances shall bear interest from and after written notice by Lender to Borrower of the occurrence of an Event of Default and without constituting a waiver of any such Event of Default, at the rate of Five percent (5.0%) per annum above the Prime Rate. Interest shall continue to accrue until all of the Borrower's Obligations are paid in full.

        (b) Lender is hereby authorized to make the advances provided for in this Agreement based upon telephonic or other instructions received from anyone purporting to be an authorized person, or, at the discretion of Lender, if such advances are necessary to satisfy any Obligations. All requests for advances hereunder shall specify the date on which the requested advance is to be made (which day shall be a Business Day, defined as any day which is not a Saturday, Sunday, or other day on which banks in the State of Ohio are authorized or required to close) and the amount of the requested advance. Requests received after 11:00 a.m. Eastern time on any day shall be deemed to have been made as of the opening of business on the immediately following Business Day. All advances made under this Agreement shall be conclusively presumed to have been made to, at the request of, and for the benefit of Borrower when deposited to the credit of Borrower or otherwise disbursed in accordance with the instructions of Borrower or in accordance with the terms and conditions of this Agreement.

        (c) In consideration of Lender's agreement to extend financial accommodations to Borrower hereunder, Borrower agrees to pay Lender a fee ("Closing Fee") in the amount of Ten Thousand and 00/l00 Dollars (U.S. $l0,000.00), which shall be fully earned, due and payable upon the execution and delivery of this Agreement.

        (d) In consideration of Lender's agreement to extend financial accommodations to Borrower hereunder, Borrower agrees to pay Lender an annual fee ("Annual Facility Fee") in the amount of One-Half percent (0.50%) of the Advance Limit, which shall be paid yearly on the anniversary date of the execution of this Agreement for the term of this Agreement, including all renewal terms, or so long as any of the Obligations are outstanding.

        (e) If the average outstanding daily principal balance of all loans by Lender to Borrower shall be less than the Advance Limit in any calendar month, Borrower shall pay to Lender on the first (1st) day of the next succeeding calendar month a fee ("Unused Line Fee") equal to One-Half percent (0.50%) per annum of the amount on any day by which the Advance Limit exceeds the daily principal balance of all such loans. Such fee shall be calculated on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

        (f) Borrower agrees to pay Lender a fee ("Collateral Management Fee") in an amount equal to Two Hundred and 00/100 Dollars (U.S. $200.00) on or before the first (1st) day of each calendar month, in respect of Lender's services for the preceding calendar month, during the term of this Agreement, including all renewal terms or so long as any of the Obligations are outstanding.

        (g) Borrower and Sanar Manufacturing Company agree to pay Lender a combined, aggregate fee ("Audit Fee") in an amount equal to Six Hundred and 00/100 Dollars (U.S. $600.00) per day per auditor, plus out-of-pocket expenses for each audit or examination of Borrower performed by Lender. Borrower acknowledges and agrees that Lender will conduct audits prior to closing and at least quarterly thereafter.

        (h)    If Borrower fails to cure any reporting deficiency within fifteen
(15) days of notification thereof by Lender, Borrower agrees to pay Lender a fee ("Late Reporting Fee") in an amount equal to Fifty and 00/100 Dollars (U.S. $50.00) per document per day for each Business Day any report, financial statement or schedule required by this Agreement to be delivered to Lender is past due.

     4. DEFINITION OF QUALIFIED ACCOUNT; ELIGIBLE INVENTORY. The term "Qualified
        ---------------------------------------------------
Account", as used herein, means an Account owing to Borrower which met the following specifications at the time it came into existence and continues to meet the same until it is collected in full:

        (a) Not more than ninety (90) days have elapsed since the invoice date of such Account, unless otherwise extended terms of sale exist.

        (b) The Account arose from the performance of services or an outright sale of goods by Borrower, such goods have been shipped to the Account debtor, and Borrower has possession of, or has delivered to Lender shipping and delivery receipts evidencing such shipment.

        (c) The Account is not subject to any prior assignment, claim, lien, or security interest, and Borrower will not make any further assignment thereof or create any further security interest therein, nor permit Borrower's rights therein to be reached by attachment, levy, garnishment or other judicial process.

        (d) The Account is not subject to set-off, credit, allowance or adjustment by the Account debtor, except for a discount allowed for prompt payment, and the Account debtor has not complained as to his liability thereon and has not returned any of the goods from the sale of which the Account arose.

        (e) The Account arose in the ordinary course of Borrower's business and did not arise from the performance of services or a sale of goods to a Related Person (a "Related Person" being defined as an officer, director, shareholder, employee, agent, subsidiary, parent, affiliate or supplier of the Borrower) or any officer, director, employee or agent of a Related Person.

        (f) No notice of bankruptcy, insolvency or financial embarrassment of the Account debtor has been received by or is known to the Borrower.

        (g) Lender has not notified Borrower that the Account or Account debtor is unsatisfactory to Lender in Lender's exclusive discretion.

        (h) The Account is an Account in which Lender holds a valid, perfected first security interest.

        (i) Unless there has been a valid assignment of the Account to Lender pursuant to the Federal Assignment of Claims Act, the Account debtor is not a governmental entity.

        (j)    The Account debtor is a resident of the United States or Canada.

        (k) The Account debtor's total obligations to Borrower do not exceed Twenty percent (20%) of all Accounts, except that none of PetsMart, Pet Co., WalMart and Target's separate total obligations to Borrower shall individually exceed Fifty percent (50.0%) of all of Borrower's Accounts; and (ii) the respective obligations of PetsMart, Pet Co., WalMart and Target to Borrower and Sanar Manufacturing Company shall not exceed Twenty-Five percent (25.0%) of all of Borrower's and Sanar's Accounts on a consolidated basis.

        (l) The Account is not an Account owed by any Account debtor that has failed to pay Twenty-Five percent (25.0%) or more of its Accounts owed to Borrower within ninety (90) days of invoice date.

        (m) The Account is not a contra account and is not comprised of finance charges, chargebacks, unearned income or sales on consignment; nor is the Account subject to progress billing.

        (n) The Account constitutes acceptable collateral to Lender, in its sole discretion.

     The term "Eligible Inventory", as used herein, means Borrower's Inventory, first quality consisting of colorant and/or resin raw materials only and finished goods held for manufacture, sale or resale in the ordinary course of Borrower's business which is located at Borrower's premises and acceptable to Lender in all respects. General criteria for Eligible Inventory may be established and revised from time to time by Lender in Lender's exclusive discretion. In determining such acceptability, Lender may, but need not, rely on reports and schedules of Inventory furnished to Lender by Borrower, but reliance thereon by Lender from time to time shall not be deemed to limit Lender's right to revise standards of eligibility at any time. In general, except in Lender's sole discretion, Eligible Inventory shall not include work in process, goods in transit, components which are not part of finished goods, spare parts, packaging and shipping materials, supplies used or consumed in Borrower's business, and further Eligible Inventory shall not include Inventory at the premises of third parties or subject to a security interest or lien in favor of any third party, bill and hold goods, Inventory which is not subject to Lender's perfected security interest, returned and/or defective goods, "seconds" and Inventory purchased on consignment. Eligible Inventory shall be valued at the lower of cost or wholesale market value in accordance with a "first in first out" cost accounting system.

     5. COLLECTIONS; NOTICE OF ASSIGNMENT; EXPENSES.
        -------------------------------------------

        (a) Borrower will immediately upon receipt of all checks, drafts, cash and other remittances (collectively, "Remittances") in payment of any Inventory sold or in payment or on account of Borrower's Accounts, contracts, contract rights, notes, bills, drafts, acceptances, General Intangibles, choses in action and all other forms of obligations, deliver the same to the Lender in the same form received, except for endorsement of Borrower where necessary to permit collection of items, which endorsement Borrower agrees to make. All Remittances shall be delivered to Lender for deposit to Lender's cash collateral account, an account maintained by Lender with National City Bank or successor pursuant to a cash collateral deposit account agreement in form and substance satisfactory to Lender. The funds in the cash collateral account, over which Lender alone shall have power of application or withdrawal, will be at the location designated in the Tri-Party Lockbox and Depository Agreement and shall be applied in whole or in part against the principal or interest of any loans secured hereby. The receipt of such items of payment shall be deemed to have been paid to Lender two (2) Business Days after the date Lender actually receives receipt of such item of payment. Notwithstanding anything to the contrary contained herein, payments received by Lender after 11:00 a.m. Eastern time shall be deemed to have been received by Lender as of the opening of business on the immediately following Business Day. The order and method of such application shall be in the sole discretion of Lender, and any portion of such funds which the Lender elects not so to apply and deems not required as Collateral may be paid over from time to time by Lender to Borrower.

        (b) Any and all deposits or other sums at any time credited by or due from Lender to Borrower, whether in Borrower's disbursement account or other accounts, shall at all times constitute additional security for all of the Obligations and may be set-off by the Lender in its sole discretion against any Obligations at any time whether or not they are then due, or other security held by Lender is considered by Lender to be adequate. Any and all instruments, documents, policies and certificates of insurance, securities, goods, accounts, choses in action, general intangibles, chattel paper, cash, property and the proceeds thereof (whether or not the same are Collateral or proceeds thereof hereunder) owned by Borrower or in which Borrower has an interest, which now or hereafter are at any time in possession or control of Lender or in transit by mail or carrier to or from Lender or in the possession of any third party acting in Lender's behalf, without regard to whether Lender received the same in pledge, for safekeeping, as agent for collection or transmission or otherwise or whether Lender has conditionally released the same, shall constitute additional security for the Obligations and may be applied by the Lender in its sole discretion at any time to Obligations which are then owing, whether due or not due.

          (c) The Lender or the Lender's designee may at any time, with or without notice to Borrower, notify customers or Account debtors that Collateral has been assigned to Lender and that payments shall be made directly to Lender. Upon request of Lender at any time, Borrower will so notify such Account debtors and will indicate on all billings to such Account debtors that their Accounts must be paid to Lender. The Lender shall have full power to collect, compromise, endorse, sell or otherwise deal with the Collateral or proceeds thereof in its own name or in the name of the Borrower. Borrower shall pay to Lender on demand any and all reasonable counsel fees and other expenses incurred by the Lender in connection with the preparation or enforcement of this Agreement, documents relating thereto or modifications thereof, and any and all expenses, including, but not limited to, a collection charge on all Accounts collected, all attorneys' fees and expenses, and all other expenses of like or unlike nature which may be expended by the Lender to obtain or enforce payment of any Account either as against the Account debtor, Borrower or any guarantor or surety of Borrower or in the prosecution or defense of any action or concerning any matter growing out of or connected with the subject matter of this Agreement, the Obligations or the Collateral or any of Lender's rights or interests therein or thereto, including, without limiting the generality of the foregoing, any counsel fees or expenses incurred in any bankruptcy or insolvency proceedings.

          (d) Borrower does hereby make, constitute and appoint any officer or agent of Lender as Borrower's true and lawful attorney-in-fact, with power to endorse the name of Borrower or any of Borrower's officers or agents upon any notes, checks, drafts, money orders, or other instruments of payment (including payments payable under any policy of insurance on the Collateral) or Collateral that may come into possession of the Lender in full or part payment of any amounts owing to Lender, to sign and endorse the name of Borrower or any of Borrower's officers or agents upon any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts, and any instrument or document relating thereto or to Borrower's rights therein; to give written notice to such office and offices of the United States Post Office to effect such change or changes of address so that all mail addressed to Borrower may be delivered directly to Lender, hereby granting to Borrower's said attorney full power to do any and all things necessary or desirable to be done in and about the premises as fully and effectually as Borrower might or could do, and hereby ratifying all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney shall be coupled with an interest and thus be irrevocable for the term of this Agreement and all transactions hereunder and thereafter for as long as Borrower may be indebted or obligated to Lender.


     6.   FINANCING STATEMENTS/OTHER REQUIRED BORROWER ACTIONS. At the request
          ----------------------------------------------------
of Lender, Borrower will execute one or more Financing Statements pursuant to the Uniform Commercial Code or other notices appropriate under applicable law in form satisfactory to Lender and will pay the cost of filing the same in all public offices wherever filing is deemed by Lender to be necessary or desirable. Borrower authorizes Lender to file Financing Statements with respect to the Collateral naming the Borrower as debtor and to sign the Borrower's name thereto. Further, Borrower shall perform any and all steps and take all actions requested by Lender from time to time to perfect, maintain, protect, and enforce Lender's security interest in the Collateral, including executing and delivering all appropriate documents and instruments as Lender may determine are necessary to perfect preserve, or enforce Lender's interest in the Collateral, including financing statements, certificates of title and all other evidence of title, all in form and substance reasonably satisfactory to Lender.

     7.   BORROWER'S REPORTS.
          ------------------

          (a) Borrower shall, from time to time hereafter, but not less often than monthly, execute and deliver to Lender, no later than the fifteenth (15th) day of each month during the term of this Agreement, a detailed aging of the Accounts, a perpetual inventory report, a Period End Accounts Receivable and Loan Reconciliation report, a summary aging, by vendor, of all accounts payable and any book overdraft. Borrower shall deliver to Lender, as Lender may from time to time require, collection reports, sales journals, invoices in excess of Twenty Thousand and 00/l00 Dollars (U.S. $20,000.00), original delivery receipts, customers' purchase orders, shipping instructions, bills of lading and other documentation respecting shipment arrangements. Absent such a request by Lender, copies of all such documentation shall be held by Borrower as custodian for Lender.

          (b) At the time of each borrowing hereunder, Borrower will execute and deliver to Lender a Borrowing Base Certificate, on a form supplied by Lender.

          (c) Borrower shall now and from time to time hereafter, but not less frequently than monthly, execute and deliver to Lender a designation of Inventory specifying Borrower's cost and the wholesale market value of Borrower's raw materials, work in process and finished good, and further specifying such other information as Lender may reasonably request.

          (d) Borrower will furnish Lender, within thirty (30) days after the close of each monthly period of Borrower's fiscal year, a balance sheet and statement of profit and loss reflecting the financial condition of Borrower at the end of such period and the results of its operations during such period and for the year to date, such balance sheet and statement of profit and loss to be certified by Borrower's President or Treasurer to fairly and accurately present the financial condition at the end of such period and the results of its operations during such period in accordance with generally accepted accounting principles, consistently applied.

          (e) Borrower will furnish Lender annually, within one hundred and twenty (120) days after the close of Borrower's fiscal year, a full and complete signed copy of a reviewed report or reports, issued by independent certified public accountants acceptable to Lender, which report or reports shall include balance sheets of Borrower as at the end of such year and a statement of profit and loss of Borrower reflecting its operations during such year and the accountants' letter to management, such report or reports to be prepared in accordance with generally accepted accounting principles, consistently applied, and to bear the certificate of such certified public accountants.

     8.   GENERAL AGREEMENTS OF BORROWER.
          ------------------------------

          (a) Borrower, at its expense, shall keep and maintain the Collateral insured against all risk of loss or damage from fire, theft, vandalism, malicious mischief, explosion, sprinklers, and all other hazards and risks of physical damage included within the meaning of the term "extended coverage" in such amounts as are ordinarily insured against by other owners in similar businesses. Borrower shall also keep and maintain comprehensive general public liability insurance and property damage insurance, and insurance against loss from business interruption, insuring against all risks relating to or arising from Borrower's ownership and use of the Collateral and Borrower's other assets and the operation of Borrower's business. Borrower has provided copies of its insurance policies to Lender. All such policies of insurance shall be in such form, with such companies and in such amounts as may be satisfactory to Lender. Borrower shall deliver to Lender certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All such policies of insurance (except those of public liability and property damage) shall contain a Lender's Loss Payable indorsement in a form satisfactory to Lender, naming Lender as sole Lender loss payee thereof to the extent of the Obligations, and containing a waiver of warranties, and all proceeds payable thereunder shall be payable to Lender to be applied to the Obligations. As further assurance for the payment and performance of the Obligations. Borrower hereby assigns to Lender all sums, including return or unreturned premiums, which may become payable under any policy of insurance on the Collateral and Borrower hereby directs each insurance company issuing any such policy to make payment of such sums directly to Lender. The Lender or its agents have the right to inspect the Inventory and all records pertaining thereto at intervals to be determined by Lender and without hindrance or delay. Although, as above set forth, Lender has a continuing security interest in all of Borrower's Inventory and existing and future Accounts and other Collateral and in the proceeds thereof, Borrower will at all times maintain as the minimum security hereunder a Borrowing Base not less than the aggregate unpaid principal of all loans made hereunder, and if Borrower fails to do so, Borrower will immediately make the necessary reduction in the unpaid principal amount of said loans. All such policies of insurance shall provide that the same shall nor be cancelled or the amount of coverage thereunder reduced, without thirty (30) days prior written notice thereof to the Lender.

          (b) Borrower will at all times keep accurate and complete records of Borrower's Inventory, Accounts and other Collateral, and Lender, or any of its agents, shall have the right to call at Borrower's place or places of business during Borrower's usual business hours, or during the usual business hours of any third party having control over the records of Borrower, at intervals to be determined by Lender, and without hindrance or delay, to inspect, audit, check and make extracts from any copies of the books, records, journals, orders, receipts and/or correspondence which relate to Borrower's Accounts and other Collateral or other transactions between the parties thereto, and the general financial condition of Borrower, and Lender may remove any of such records temporarily for the purpose of having copies made thereof.

        (c) Borrower, during the term of this Agreement, will not assign any Accounts or other Collateral to any other party, nor create or permit to be created any lien, encumbrance or security interest of any kind against any Collateral, including any of its Accounts and Inventory other than for the benefit of the Lender.

        (d) Borrower will comply with, and its properties, business operations and leaseholds will be in compliance in all material respects with, the provisions of all federal, state and local laws, rules and regulations applicable to Borrower, its properties or the conduct of its business, including, without limitation all environmental laws.

        (e) Borrower will pay all real and personal property taxes, assessments and charges and all franchise, income, unemployment, old age benefits, withholding, sales and other taxes assessed against it, or payable by it at such times and in such manner as to prevent any penalty from accruing or any lien or charge from attaching to its property.

        (f) Borrower will neither declare nor pay dividends either in cash or kind on any class of its capital stock nor make any distribution on account of its stock, nor redeem, retire, purchase or otherwise acquire directly or indirectly any of its stock, whether now or hereafter outstanding, except to OurPet's Company or as expressly permitted in writing by Lender.

        (g) Borrower will not make any loan or advance to any individual, firm or corporation, including without limitation any Related Person; provided, however, that Borrower may make advances to its employees, including its officers, with respect to reasonable and customary expenses incurred by such employees which expenses are reimbursable by Borrower.

        (h) Borrower will not invest in or purchase any stock or securities of any individual, firm, corporation or other person.

        (i) Borrower will not merge or consolidate with or be merged or consolidated with or into any other corporation or other person, other than the contemplated transaction consolidating Borrower and Sanar Manufacturing Company into OurPet's Company, upon not less than thirty (30) days advance written notice to Lender.

        (j) Borrower will not sell or dispose of any of its assets except in the ordinary and usual course of its business, nor will it acquire substantially all of the assets of another.

        (k) Borrower will not enter into any agreements of guaranty, indemnity or indemnification of the obligations of any individual, partnership, trust, limited liability company, other corporation or other person, including any affiliate or subsidiary corporations, except for the transactions contemplated hereby.

        (1) The Lender may in its own name or in the name of others communicate with Account debtors in order to verify with them to Lender's satisfaction the existence, amount and terms of any Accounts or contract rights.

        (m) This Agreement may but need not be supplemented by separate assignments of accounts and if such assignments are given the rights and security interests given thereby shall be in addition to and not in limitation of the rights and security interests given by this Agreement.

        (n) If any of Borrower's Accounts arise out of contracts with the United States or any department, agency, or instrumentality thereof, Borrower will immediately notify Lender thereof in writing and execute any instruments and take any action required by Lender in order that all monies due and to become due under such contracts shall be assigned to Lender and notice thereof given to the appropriate governmental agency or authority under the Federal Assignment of Claims Act.

        (o) If any of Borrower's Accounts should be evidenced by promissory notes, trade acceptances, or other instruments for the payment of money, Borrower will immediately deliver same to Lender, appropriately endorsed to Lender's order and, regardless of the form of such endorsement. Borrower hereby waives presentment, demand, notice of dishonor, protest and notice of protest and all other notices with respect thereto.

        (p) Borrower will promptly pay when due all taxes and assessments upon the Collateral or for its use or operation or upon this Security Agreement, or upon any note or notes evidencing the Obligations, and will, at the request of Lender, promptly furnish Lender the receipted bills therefor. At its option, Lender may discharge taxes, liens or security interests or other encumbrances at any time levied or placed on the Collateral, may pay for insurance on the Collateral and may pay for the maintenance and preservation of the Collateral. Borrower agrees to reimburse Lender on demand for any payments made, or any expenses incurred, by Lender pursuant to the foregoing authorization, and any such sums paid or advanced by Lender shall be deemed secured by the Collateral and constitute part of the Obligations.

        (q) Borrower will not pay to its officers and directors aggregate compensation, including salaries, withdrawals, fees, bonuses, commissions, drawing accounts, management fees or other payments, whether directly or indirectly, in money or otherwise, in any fiscal year which exceeds Two Hundred and Fifty Thousand and 00/100 Dollars (U.S. $250,000.00). Management fees shall not exceed Ten percent (10.0%) of gross revenues on an annual basis.

        (r) Borrower shall keep and maintain its equipment in good operating condition and repair, and shall make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Borrower shall not permit any item of equipment to become a fixture to real estate or an accession to other property, and the equipment is now and shall at all times remain personal property.

        (s) All payments hereunder and under the other Loan Documents made by or on behalf of Borrower shall be made without offset or counterclaim, and Borrower hereby waives any right to offset, against the repayment of the Obligations, any claims it may have against Lender.

        (t) Borrower shall immediately and without demand reimburse Lender for all sums expended by Lender which constitute Lender Expenses and Borrower hereby authorizes and approves all advances and payments by Lender for items constituting Lender Expenses. Lender Expenses means all of the following: costs and expenses (whether taxes, assessments, insurance premiums or otherwise) required to be paid by Borrower under any of the Loan Documents which are paid or advanced by Lender, filing, recording, publication, appraisal and search fees paid or incurred by Lender in connection with Lender's transactions with Borrower; costs and expenses incurred by Lender in the disbursement or collection of funds to or from Borrower; charges resulting from the dishonor of checks; costs and expenses incurred by Lender to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated; and costs and expenses incurred by Lender in enforcing or defending the Loan Documents, including, but not limited to, costs and expenses incurred in connection with any proceeding; suit, enforcement of judgment or appeal; and Lender's reasonable attorneys' fees and expenses incurred in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing, defending, or otherwise representing Lender concerning the Loan Documents or Borrower's Obligations to Lender.

        (u) Borrower will not make any change in Borrower's financial structure or restructure any of its business operations. Borrower will provide Lender with sixty (60) days advance notice of any proposed material change in its ownership structure or in the ownership structure of OurPet's Company.

        (v) Borrower will not prepay any existing indebtedness owing to any third party.

        (w) Borrower will not suspend or go out of business, except due to events of force majeure. Borrower represents that it shall maintain appropriate levels of business interruption insurance to cover such events and satisfy the Obligations.

        (x) Borrower will not make any plant or fixed capital expenditure, or any commitment therefor, or purchase or lease any real or personal property or replacement equipment in excess of One Hundred Thousand and 00/100 Dollars (U.S. $100,000.00) for any individual transaction or where the aggregate amount of such transactions in any fiscal year is in excess of Two Hundred Thousand and 00/100 Dollars (U.S. $200,000.00).

        (y) Borrower will not modify or change its method of accounting or enter into, modify or terminate any agreement presently existing or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrower's accounting records without said accounting firm or service bureau agreeing to provide Lender information regarding the Collateral or Borrower's financial condition. Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Lender pursuant to or in accordance with this Agreement, and agrees that

Lender may contact directly any such accounting firm or service bureau in order to obtain such information.

     9.   DEFAULT; REMEDIES UPON DEFAULT; ETC.
          ------------------------------------

          (a) In addition to and not in derogation of the right of Lender to demand payment of all Obligations payable on demand, if Borrower shall fail to pay, when due, any of the Obligations or shall fail to observe or perform any of the provisions of this Agreement or any other agreement now or hereafter entered into between Lender and Borrower, or if Borrower shall cause, permit or suffer any change, direct or indirect, in Borrower's capital ownership in excess of ten percent (10%), or if any Guarantor shall terminate its guaranty of Borrower's Obligations or if any Guarantor becomes the subject of an insolvency proceeding or fails to observe or perform any of the provisions of its guaranty, Borrower shall be in default hereunder. Other events of default include an insolvency proceeding commenced by Borrower, an insolvency proceeding commenced against Borrower; an injunction against Borrower whereby Borrower is enjoined, restrained or in any way prevented by court order from continuing to conduct all or any material part of its business affairs; a levy or attachment whereby any material portion of Borrower's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any judicial officer or assignee; a material impairment of the prospect of repayment of any portion of the Obligations owing to Lender or a material impairment of the value or priority of Lender's security interests in the Collateral; a misrepresentation or misstatement of Collateral or otherwise by Borrower or any officer, employee, agent or director of Borrower to Lender; a material adverse change in Borrower's business or financial condition; a judgment entered against Borrower, a default in any material agreement to which Borrower is a party or by which Borrower or Borrower's property or assets are bound; and/or Borrower makes any payment on account of indebtedness which has been subordinated to the Obligations except to the extent such payment is allowed under any Subordination Agreement entered into with Lender; any event of default should occur under the Cognovit Secured Revolving Credit Note, Cognovit Secured Term Note, Cap Ex Notes, Inventory and Accounts Receivable Loan and Security Agreement, and/or other documents and instruments executed in conjunction therewith on or about November 20, 1998 by and between Lender and Sanar Manufacturing Company and/or its parents or affiliates; and/or any of event of default should occur under the Cognovit Unconditional Guaranty, Security Agreement [Pledged Collateral], Security Agreement, and/or other documents and instruments executed in conjunction therewith on or about November 20, 1998 by and between Lender and OurPet's Company and/or its affiliates. In the event of such default or if Lender shall deem itself insecure, all Obligations of Borrower to Lender shall become immediately due and payable at the option of Lender without notice to Borrower, and Lender may proceed to enforce payment of the same and to exercise any and all of the rights and remedies afforded to Lender by the Uniform Commercial Code or under the terms of this Agreement or otherwise.

          (b) Upon the occurrence of an event of default Lender may also, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower: (i) cease advancing money or extending credit to or for the benefit of Borrower under the Loan Documents or under any other agreement between Borrower and Lender, (ii) terminate this Agreement as to any future liability or obligation of Lender, but without affecting Lender's rights and security interests in the Collateral and without affecting the Obligations; (iii) settle or adjust disputes and claims directly with Account debtors for amounts and upon terms which Lender considers advisable and, in such cases, Lender will credit Borrower's loan account with only the net amounts received by Lender in payment of such disputed Accounts, after deducting all Lender Expenses incurred or expended in connection therewith; (iv) enter any premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest or compromise any encumbrance, charge or lien which in Lender's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith; and (v) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale and sell (in the manner provided for herein) the Collateral. Lender is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral. Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit.

          (c) If Lender takes possession of the Collateral without prior notice of Borrower, Lender will within five days deliver notice to Borrower personally, or send to Borrower by certified mail to Borrower's last known address notice of such taking of possession as may be required by law. Not less than ten days prior to any sale or other intended disposition of the Collateral, Lender will deliver or mail to Borrower notice of the time and place of any public sale or of the time after which any private sale or other intended disposition of the Collateral or any portion thereof, is to be made and such notice shall be deemed reasonable. Such notices may at Lender's option be combined. NCBC and/or Bank may be the purchaser at any sale of the Collateral. When authorized to do so under applicable law, the Lender may, at its option, retain the Collateral in satisfaction of the Obligations.

          (d) The Collateral and all proceeds and products thereof shall be security for all Obligations. Until all Obligations have been fully satisfied, Lender's security interest in the Collateral and all proceeds and products thereof shall continue in full force and effect and Lender will at all times have the right to take physical possession of the Collateral and to maintain such possession on Borrower's premises or to remove the Collateral or any part thereof to such other places as Lender may desire. If Lender exercises Lender's right to take possession of the Collateral, Borrower shall, upon Lender's demand, assemble the Collateral and make it available to Lender at a place designated by Lender and reasonably convenient to both parties.

          (e) Borrower shall perform any and all steps requested by Lender to perfect Lender's security interest in the Collateral and to protect same, including, but not limited to, leasing warehouses to Lender or its designee, placing and maintaining signs, appointing custodians, executing and filing financing or continuation statements in form and substance satisfactory to Lender and delivering documents or other instruments of title to Lender. If any Collateral is in the possession or control of any of Borrower's agents or processors, Borrower shall notify such agents or processors of Lender's interest therein, and upon request instruct them to hold all such Collateral for Lender's account and subject to Lender's instructions. A listing of all Collateral, wherever located, shall be taken by Borrower at least every three (3) months and whenever requested by Bank, and a copy of each such listing shall be supplied to Lender. Lender may examine and inspect the Collateral at any time.

          (f) If in the event of the sale of the Collateral the proceeds thereof are insufficient to pay all amounts to which Lender is legally entitled, Borrower will be liable for the deficiency, together with interest thereon and the reasonable fees of any attorney employed by Lender to collect such deficiency. Any excess will be remitted without interest by Lender to the party or parties legally entitled to such excess.

          (g) This Agreement shall not be construed to be in limitation of or in substitution for any other grant of security interest from Borrower to Lender made prior to, subsequent to or contemporaneously herewith, and no such other grant of a security interest shall be construed to be in limitation of or in substitution of this Agreement unless expressly and specifically provided therein.

          (h) At the option of the Lender, Borrower will furnish to Lender, from time to time, within five (5) days after the accrual in accordance with applicable law of Borrower's obligation to make deposits for FICA and withholding taxes, proof satisfactory to Lender that such deposits have been made as required. Should Borrower fail to make any of such deposits or furnish such proof then Lender may, in its so1e and absolute discretion, (a) make any of such deposits or any part thereof, (b) pay such taxes, or any part thereof, or
(c) set-up such reserves as Lender, in its judgment, shall deem necessary to satisfy the liability for such taxes. Each amount so deposited or paid shall constitute an advance under the terms hereof, repayable on demand with interest, as provided herein, and secured by all Collateral at any time pledged by Borrower to Lender. Nothing herein shall be deemed to obligate Lender to make any such deposit or payment or set-up such reserve and the making of one or more of such deposits or payments or the setting-up of such reserve shall not constitute (i) an agreement on Lender's part to take any further or similar action, or (ii) a waiver of any default by Borrower under the terms hereof.

          (i) All advances by Lender to Borrower under this Agreement and under any other agreement constitute one general revolving fluctuating loan, and all indebtedness of Borrower to Lender under this and under any other agreement shall constitute one general Obligation. Each advance to Borrower hereunder or otherwise shall be made upon the security of all of the Collateral held and to be held by Lender. It is distinctly understood and agreed that all of the rights of Lender contained in this Agreement shall likewise apply, insofar as applicable, to any modification of or supplement to this Agreement and to any other agreements between Lender and Borrower. Any default of this Agreement by Borrower shall constitute, likewise, a default by Borrower under any other agreement with Lender, and any default by Borrower of any other agreement with Lender shall constitute a default under this Agreement. The entire Obligations of Borrower to Lender shall become due and payable when payments become due and payable hereunder, or otherwise upon default by Borrower, or upon demand by notice or otherwise.

          (j) Borrower hereby grants to Lender for a term to commence on the date of this Agreement and continuing thereafter until all debts and Obligations of any kind or character owing from Borrower to Lender are fully paid and discharged, the right to use of all premises or places of business which Borrower presently has or may hereafter have and where any of said Collateral may be located, at a total rental for the entire period as set forth in the landlord waivers executed in conjunction herewith. Lender agrees not to exercise the rights granted in this paragraph unless and until Lender determines to exercise its rights against the Collateral herein described.

     10.  PROCESSING AND SALES OF INVENTORY. So long as Borrower is not in
          ---------------------------------
default hereunder, Borrower shall have the right, in the regular course of business, to process and sell Borrower's Inventory. A sale in the ordinary course of business shall not include a transfer in total or partial satisfaction of a debt. Borrower shall not consign any Inventory.

     11.  OBLIGATIONS CONTINUING. The obligations of Borrower under this
          ----------------------
Agreement shall commence with the date hereof and continue in full force and effect and be binding upon the Borrower until all Obligations of Borrower to Lender shall have been fully paid and satisfied, and until so paid and satisfied, Borrower shall continue to make all reports required hereby and to remit all collections to Lender, as herein provided, and Lender shall be entitled to retain its security interest in all existing and future Accounts, Inventory and other Collateral.

     12.  INDEMNITY. Borrower hereby agrees to indemnify Lender and hold Lender
          ---------
harmless from and against any liability, loss, damage, suit, action or proceeding ever suffered or incurred by Lender as the result of Borrower's failure to observe, perform or discharge Borrower's duties hereunder. Without limiting the generality of the foregoing, this indemnity shall extend to any claims asserted against Lender by any person under any environmental laws or similar laws by reason of Borrower's or any other person's failure to comply with laws applicable to solid or hazardous waste materials or other toxic substances. Notwithstanding any contrary provision of this Agreement, the obligation of Borrower under this Section 12 shall survive the payment in full of the Obligations and the termination of this Agreement.

     13.  OTHER PROVISIONS.
          ----------------

          (a) No delay or omission on the part of Lender in exercising any rights shall operate as a waiver of such right or any other right. Waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. All Lender's rights and remedies, whether evidenced hereby or by any other agreement, instrument or paper, shall be cumulative and may be exercised consecutively or concurrently. This Agreement may not be amended or modified, except by an instrument or modification executed by Lender and Borrower.

          (b) Lender is authorized to make loans under the terms of this Agreement to Borrower upon the request, either written or oral, of any of the following named persons, or persons, from time to time, holding the following offices of Borrower:

     Steven Tsengas              --  Chairman of the Board, President and Chief
                                     Executive Officer
     Konstantine (Dean) Tsengas  --  Secretary and Treasurer

          (c) Borrower agrees that any and all loans made by Lender to Borrower or for its account under this Agreement shall be conclusively deemed to have been authorized by Borrower and to have been made pursuant to duly authorized requests therefor on its behalf.

          (d) Additional Provisions. Borrower furthermore agrees to the following additional provisions:

               (i) Within sixty (60) days of the date of this Agreement, Borrower shall have delivered to Lender all documents requested by Lender necessary to perfect Lender's security interest in Borrower's trademarks, patents and like intellectual property rights and interests; and

               (ii) All loans from Lender to Borrower and to Sanar Manufacturing Company, and all guaranties thereof by OurPet's Company, shall be cross-defaulted, cross-collateralized and co-terminous, with the effect that any default by Borrower under this Agreement and the agreements, instruments and documents executed in conjunction herewith shall constitute a default under Lender's agreements, instruments and other documents with Sanar Manufacturing Company and OurPet's Company. Likewise, any default by Sanar Manufacturing Company and/or OurPet's Company under their respective agreements, instruments and documents with Lender shall constitute a default under this Agreement and the agreements, instruments and documents executed in conjunction herewith.

         (e) BORROWER WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING OR OTHER ACTION OF LENDER.

         (f) Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, and notice of nonpayment at maturity, and agrees that Lender may compromise, settle or release without notice to Borrower any accounts, documents, instruments, chattel paper and/or guaranties at any time held by Lender on which Borrower may in any way be liable. Borrower agrees to any extensions of time of payment or partial payment at, before or after termination of this Agreement.

         (g) Borrower, on its own behalf and on behalf of its successors and assigns hereby expressly waives all rights, if any, to require a marshaling of assets by Lender or to require that Lender first resort to some or any portion of the Collateral before foreclosing upon, selling or otherwise realizing on any other portion thereof.

         (h) So long as Lender complies with its obligations, Lender shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Inventory, Equipment or Collateral; (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (iii) any diminution in the value thereof; or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency or other person whomsoever. All risk of loss, damage or destruction of the Inventory, Equipment or Collateral shall be borne by Borrower.

         (i) It is the intention of the Lender and the Borrower to comply strictly with all applicable usury laws; and, accordingly, in no event and upon no contingency shall the holder hereof ever be entitled to receive, collect, or apply as interest any interest, fees, charges or other payments equivalent to interest, in excess of the maximum rate which the Lender may lawfully charge under applicable statutes and laws from time to time in effect; and, in the event that the holder hereof ever receives, collects, or applies as interest, any such excess, such amount which, but for this provision, would be excessive interest, shall be applied to the reduction of the principal amount of the indebtedness evidenced hereby; and, if the principal amount of the indebtedness evidenced hereby, and all lawful interest thereon, is paid in full, any remaining excess shall forthwith be paid to the Borrower, or other party lawfully entitled thereto. All interest paid or agreed to be paid by the Borrower shall, to the maximum extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal, so that the interest hereon for such full period shall not exceed the maximum amount permitted by applicable law. Any provision hereof, or of any other agreement between the Lender and the Borrower, that operates to bind, obligate or compel the Borrower to pay interest in excess of such maximum lawful contract rate shall be construed to require the payment of the maximum rate only. The provisions of this paragraph shall be given precedence over any other provision contained herein or in any other agreement between the Lender and the Borrower that is in conflict with the provisions of this paragraph.

          (j) Borrower acknowledges that the primary reason for naming NCBC individually and as Agent for the Bank, as secured party, rather than naming NCBC alone as Lender, is, inter alia, to assure that the liabilities and obligations of Borrower with respect to letters of credit issued by the Bank and/or banker's acceptances and/or any financial accommodation extended to or created by the Bank for the benefit of Borrower are fully secured by the security interests granted and created hereby. It is expressly understood and agreed that all actions taken by NCBC and all instruments and documents executed by NCBC (whether pursuant to the provisions of this Agreement or otherwise) shall be conclusively deemed to have been taken or executed (as the case may be) by NCBC either solely on its own behalf, or solely as Agent on the behalf of the Bank, or on its own behalf and as Agent for the Bank, as the circumstances may require, NCBC being duly authorized to act as Agent for the Bank when and as appropriate.

          (k) The Borrower acknowledges that NCBC has an absolute obligation to reimburse the Bank and hold it harmless from and against any and all payments made upon drafts drawn under letters of credit issued by the Bank at the request of the Borrower and with respect to payments made upon banker's acceptance issued for the benefit of the Borrower. Borrower agrees that any and all payments made by NCBC to the Bank in respect of NCBC's reimbursement obligation to the Bank shall be (i) conclusively deemed to constitute loan advances from NCBC to the Borrower with respect to the Borrower's loan, and (ii) automatically added to the unpaid principal of the Secured Note.

         (l) All notices and other communications which are required to be in writing, shall be mailed, certified mail, return receipt requested, sent by recognized national overnight courier service, telecopied by facsimile machine, or delivered, if to the Borrower, or to the Guarantors, if any, to the Borrower at the address reflected below; or Lender, to it at National Canada Business Corp., 1375 East Ninth Street, Suite 1870, Cleveland, Ohio 44114, Attention:
Albert R. Stoss and Michael P. Grau (Telecopy No.: 216-621-3826); or as to any such person at such other address as shall be designated by such person in a written notice to the other parties hereto complying as to delivery with the terms of this Section 13(l). All such notices and other communications shall be effective (i) if mailed, when received or three (3) business days after mailing, whichever is earlier; or (ii) if sent by overnight courier service, on the first business day after sending, or (iii) if telecopied, upon confirmation of correct sending on a business day, and (iv) if delivered, upon delivery.

         (m)   The Guarantors agree that:

          (i) The Lender is hereby authorized from time to time, without notice to anyone, to make any sales, pledges, surrenders, compromises, settlements, releases, indulgences, alterations, substitutions, exchanges, changes in, modifications, or other dispositions including, without limitation, cancellations, of all or any part of the loans, or of any contract or instrument evidencing any thereof, or of any security or collateral therefor, and/or to take any security for or other guarantees upon any of said indebtednesses; and the liability of the Guarantors shall not be in any manner affected, diminished, or impaired thereby, or by any lack of diligence, failure, neglect, or omission on the part of Lender to make any demand or protest, or give any notice of dishonor or default, or to realize upon or protect any of said indebtednesses or any collateral or security therefor.

          (ii) The Lender shall have the exclusive right to determine how, when and what application of payments and credits, if any, shall be made on the loans and extensions of credit or any part thereof, and shall be under no obligation, at any time, to first resort to, make demand on, file a claim against, or exhaust its remedies against the Borrower, or its property or estate, or to resort to or exhaust its remedies against any collateral, security, property, liens, or other rights whatsoever, before filing suit or taking any other action against the Guarantors to enforce the payment and performance of their obligations under the Guaranty.

          (iii) The Lender may at any time make demand for payment on, or bring suit against, the Guarantors, jointly or severally, or any one or more of the Guarantors, less than all, and may compound with any one or more of the Guarantors for such sums or on such terms as it may see fit, without notice or consent, the same being hereby expressly waived, and release such of the Guarantors from all further liability to the Lender hereunder, without thereby impairing the rights of the Lender in any respect to demand, sue for, and collect the balance of the indebtedness from any of the Guarantors not so released.

          (iv) Subject always to any waiver by the Guarantor(s) of rights of contribution, subrogation, indemnification, reimbursement or similar rights, as may be contained in the Guaranties (which waiver or waivers shall in all events control), (A) any claims against the Borrower accruing to any of the Guarantors by reason of payments made to the Lender shall be subordinate to any indebtedness now or at any time hereafter owing by the Borrower to the Lender, and (B) each Guarantor hereby waives all rights of subrogation against the Borrower until all indebtednesses, liabilities and obligations of the Borrower to the Lender shall have been fully and finally paid and satisfied.

          (v) The Guarantors join herein for the purpose of acknowledging and consenting to the terms and provisions hereof (and especially the provisions of (i)-(iv) above), and do further, jointly and severally, absolutely and unconditionally guarantee the payment and performance of each and every obligation and undertaking of the Borrower hereunder.

         (n) (i) The specific Termination Date mentioned above may, in the sole and unrestricted discretion of the Lender, by written notice to the Borrower, be extended one or more times to a subsequent date or dates unless, not later than sixty (60) days prior to the specific Termination Date, or, in the event of the extensions of such Termination Date, not later than sixty (60) days prior to any such then effective extended Termination Date, the Borrower shall notify the Lender in writing by registered or certified mail, return receipt requested, that this Agreement shall not be further extended.

The Lender shall be under no obligation whatsoever to extend the initial Termination Date, or to further extend any subsequent Termination Date to which the Lender has previously agreed in writing, any extensions of the initial or any subsequent Termination Date being in the sole and unrestricted judgment and discretion of the Lender. FURTHER, BORROWER ACKNOWLEDGES THAT THE OBLIGATIONS OF BORROWER ARE SUBJECT TO REPAYMENT UPON DEMAND OF LENDER AT ANY TIME, AND THAT THE RIGHT TO MAKE DEMAND FOR IMMEDIATE REPAYMENT REPRESENTS A BARGAINED FOR CONSIDERATION TO LENDER WHICH BORROWER ACCEPTS AS A CONDITION FOR LENDER'S AGREEMENTS HEREIN; (ii) upon the specified Termination Date, or in the event of the extension of this Agreement to a subsequent Termination Date (when no effective extension is in force), the loan and all other extensions of credit (unless sooner declared to be due and payable by the Lender pursuant to the provisions hereof) shall become due and payable for all purposes. Until all such indebtednesses, liabilities and obligations secured by this Agreement and other security agreements of Borrower are satisfied in full, such termination shall not affect the security interests granted to Lender pursuant to this Agreement, nor the liens, assignments, and security interests granted and created by other security agreements of Borrower, nor the duties, covenants and obligations of Borrower therein and in this Agreement; and all of such liens, assignments, security interests, duties, covenants and obligations shall remain in full force and effect until all of the loans and all other indebtednesses, liabilities and obligations of the Borrower to the Lender shall have been fully paid and satisfied in all respects; and (iii) if this Agreement is terminated by Lender upon the occurrence of an Event of Default, or is terminated at Borrower's request prior to the Termination Date, by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof Borrower shall pay to Lender upon the effective date of such termination a fee ("Early Termination Fee") in an amount equal to: (a) Three percent (3.0%) of the Advance Limit if such termination occurs on or prior to the first (1st) anniversary of this Agreement; (b) Two percent (2.0%) of the Advance Limit if such termination occurs after the first (1st) anniversary of this Agreement but on or prior to the second (2nd) anniversary of this Agreement; or (c) One percent (1.0%) of the Advance Limit if such termination occurs after the second (2nd) anniversary of this Agreement but prior to the Termination Date. In the event that Lender, in its sole and unrestricted discretion, extends this Agreement in writing beyond the Termination Date on one or more occasions and specifies a new termination date ("Extension Date") with respect to such extension, Borrower agrees that the Early Termination Fee shall be One-Half percent (0.50%) of the Advance Limit if such termination occurs prior to such Extension Date. The Early Termination Fee shall be presumed to be the amount of damages sustained by Lender as the result of the early termination and Borrower agrees that it is reasonable under the circumstances currently existing. The Termination Fee shall be waived if Borrower hereafter obtains financing from Bank or National City Bank.

          (o) In no event shall the Lender's rights hereunder be deemed to indicate that, the Lender is in control of the business, management or properties of the Borrower or has power over the daily management functions and operating decisions made by the Borrower, all such rights and power being hereby expressly reserved to the Borrower.

          (p) Time is of the essence of the Borrower's obligations under this Agreement, the Secured Note, and the other instruments and documents executed and delivered in connection herewith.

          (q) Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable, all other provisions, nevertheless, shall remain effective and binding on the parties hereto. In the event of any conflict between the provisions hereof and the provisions of any other loan agreement or document between Borrower, Guarantor and Lender, during the continuance of the Agreement, the provisions of this Agreement shall control.

          (r) This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

          (s) This Agreement shall take effect as a sealed instrument upon its acceptance and execution by NCBC and Bank in New York, New York, and/or Cleveland, Ohio, and shall be governed by and construed in accordance with the internal statutes and laws of the State of Ohio, without regard to principles of conflicts of law, except as required by mandatory provisions of law, and except to the extent that the validity or perfection of the security interests granted and created hereby, or remedies hereunder with respect to any particular Collateral, are governed by the laws of a jurisdiction other than the State of Ohio.

          (t) Borrower hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of all State and Federal courts sitting in Cuyahoga County, Ohio and agrees that all summons and other court process issued by said courts may be served upon Borrower, within or outside said courts' territorial jurisdiction, by mailing the same, by registered or certified mail, or by personal service, to Borrower at its address specified herein; provided that nothing contained herein shall limit Lender's right to sue Borrower in any other court having jurisdiction over Borrower or its assets and to serve summons or other court process upon Borrower in any manner permitted by applicable law.

        (u) This Agreement shall be binding upon Borrower and its successors, assigns, heirs and legal representatives and shall inure to the benefit of Lender and its successors and assigns. The obligations of Borrower hereunder may not be assigned or transferred without the prior written consent of Lender which may be withheld by the Lender in its sole discretion.

        (v) All personal pronouns used in this Agreement whether used in the masculine, feminine, or neuter gender, shall include all other genders; the singular shall include the plural, and vice versa. Section headings are for convenience only and neither limit nor amplify the provisions of this Agreement.

        (w) DEBTOR ACKNOWLEDGES THAT THIS AGREEMENT IS SUBJECT TO ACCEPTANCE BY LENDER AT ITS OFFICES IN NEW YORK, NEW YORK AND/OR CLEVELAND, OHIO AND THAT UNTIL SO ACCEPTED THE PROVISIONS HEREOF SHALL NOT BE BINDING UPON LENDER.

WITNESS:                                        BORROWER: VIRTU COMPANY

/s/ DREW T. PAROBEK                             By:    /s/ STEVEN TSENGAS
------------------------------                       ---------------------------

/s/ John P. Psellas                             Its:        President
------------------------------                       ---------------------------

                                                     Borrower's Address:
                                                     1300 East Street
                                                     Fairport Harbor, Ohio 44077

Signed in Cleveland, Ohio, this 20th day of November, 1998.


WITNESS:                                        GUARANTORS: OURPET'S COMPANY

/s/ DREW T. PAROBEK                             By:   /s/ STEVEN TSENGAS
------------------------------                       ---------------------------

/s/ John P. Psellas                             Its:        President
------------------------------                       ---------------------------

                                                     Guarantor's Address:
                                                     1300 East Street
                                                     Fairport Harbor, Ohio 44077

Signed in Cleveland, Ohio, this 20th day of November, 1998.


WITNESS:                                        SANAR MANUFACTURING COMPANY

/s/ DREW T. PAROBEK                             By:   /s/ STEVEN TSENGAS
------------------------------                       ---------------------------

/s/ John P. Psellas                             Its:        President
------------------------------                       ---------------------------

                                                     Guarantor's Address:
                                                     1300 East Street
                                                     Fairport Harbor, Ohio 44077

Signed in Cleveland, Ohio, this 20th day of November, 1998.

WITNESS:                                        STEVEN TSENGAS

/s/ DREW T. PAROBEK                             /s/ STEVEN TSENGAS
---------------------                           ------------------------------

/s/ John P. Psellas
---------------------
                                                Guarantor's  Address:
                                                7768 Litchfield Drive
                                                Mentor, Ohio 44060

Signed in Cleveland, Ohio, this 20th day of November, 1998.


WITNESS:                                        NATIONAL BANK OF CANADA

/s/ Drew T. Parobek                             By:  /s/ Albert R. Stoss
---------------------                                -------------------------

/s/ John P. Psellas                             Its: Vice President
---------------------                                -------------------------

Accepted in Cleveland, Ohio, this 20th day of November, 1998.


WITNESS:                                        NATIONAL CANADA BUSINESS CORP.

/s/ DREW T. PAROBEK                             By:  /s/ Albert R. Stoss
---------------------                                -------------------------

/s/ John P. Psellas                             Its: Vice President
---------------------                                -------------------------

Accepted in Cleveland, Ohio, this 20th day of November, 1998.